UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

Advent Technologies Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38742	83-0982969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices, and Zip Code)

(857) 264-7035

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Former Chief Financial Officer Resignation

On July 1, 2021, William Hunter resigned from Advent Technologies Holdings, Inc. (the “Company”) from his positions as President, Chief Financial Officer and as a director of the Company, effective immediately.

In connection with Mr. Hunter’s resignation, the Company entered into a Separation Agreement and General Release with Mr. Hunter, effective July 1, 2021 (the “Separation and Release Agreement”). Pursuant to the Separation and Release Agreement, subject to Mr. Hunter’s execution of a release of claims, Mr. Hunter will be entitled to the payments and benefits set forth in the Employment Agreement by and between Mr. Hunter and the Company dated January 12, 2021 (the “Hunter Employment Agreement”) based on a termination without cause, and accelerated vesting of the unvested portion of the signing bonus Mr. Hunter was granted under the Hunter Employment Agreement. Mr. Hunter will continue to be subject to certain restrictive covenants pursuant to the terms of the Hunter Employment Agreement and the Separation and Release Agreement.

A copy of the Separation and Release Agreement is attached to, and incorporated by reference into Item 5.02 of, this Current Report on Form 8-K as Exhibit 10.1 hereto. The foregoing description of the letter agreement is intended only as a summary and is qualified in its entirety by reference to the full text of the letter agreement.

New Chief Financial Officer Appointment

On July 2, 2021, the Board of Directors of the Company approved the appointment of Kevin Brackman as Chief Financial Officer of the Company effective July 2, 2021. The Company entered into an offer letter with Mr. Brackman (the “Offer Letter”), pursuant to which Mr. Brackman will receive an annual base salary of $375,000 and the opportunity to earn a performance-based bonus each year, targeted at 100% of base salary. The Offer Letter also provides for the grant of equity awards in the future and a $40,000 relocation package.

A copy of the Offer Letter is attached to, and incorporated by reference into Item 5.02 of, this Current Report on Form 8-K as Exhibit 10.2 hereto. The foregoing description of the letter agreement is intended only as a summary and is qualified in its entirety by reference to the full text of the letter agreement.

Prior to joining the Company, Mr. Brackman, 49, served as Executive Vice President, Chief Financial Officer of Myers Industries, a publicly traded corporation with internationally located manufacturing and sales operations in the polymer production sector. Before his promotion to Chief Financial Officer in 2018, he served as Myers Industries’ Chief Accounting Officer and Corporate Controller. Prior to joining Myers Industries, Mr. Brackman was Director of Financial Planning and Analysis, External Reporting and Technical Accounting, and Financial Reporting at Ingersoll-Rand and previously excelled in a variety of positions at Chiquita Brands International, including Controller - North American operations and Director - Financial Reporting and Consolidations. Mr. Brackman received his bachelor’s degree from Miami University.

Item 8.01.	Other Events

On July 2, 2021, the Company issued a press release announcing Mr. Hunter’s resignation from his positions as President, Chief Financial Officer and as a director of the Company, and the appointment of Mr. Brackman as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Separation Agreement and General Release between William Hunter and the Company, dated as of July 1, 2021

Exhibit 10.2	Offer Letter Agreement between Kevin Brackman and the Company, dated as of July 2, 2021

Exhibit 99.1	Press Release, issued July 2, 2021.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Advent Technologies Holdings, Inc.

Date: July 2, 2021	By:	/s/ Vassilios Gregoriou
Vassilios Gregoriou
Chairman and Chief Executive Officer